UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 22, 2013

Endeavour International Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-32212	88-0448389
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

811 Main Street, Suite 2100, Houston, Texas		77002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 307-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.03 Material Modification to Rights of Security Holders.

The information set forth below under Item 5.03 concerning an amendment (the “Amendment”) to the Amended and Restated Bylaws, as amended (the “Bylaws”), of Endeavour International Corporation (the “Company”) is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 22, 2013, the board of directors (the “Board”) of the Company approved the Amendment, effective immediately. The Amendment eliminates the classified structure of the Board over a period of three years.

Specifically, the Amendment provides that effective at the Company’s annual meeting of stockholders in 2014, 2015 and 2016, the Class I, Class II and Class III classifications, respectively, of the Board shall terminate. Upon termination of each of the three Classes, each of the directors whose Class has terminated may be elected to serve as a director on an annual basis. Upon termination of all three classes of directors, the entire Board shall be elected annually. Each current director shall continue as a director of the Class of which he or she is a member until the expiration of his or her current term or until his or her earlier death, resignation, retirement, disqualification or removal in accordance with the provisions of the Bylaws.

The foregoing description of the Amendment is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Amendment to the Amended and Restated Bylaws of Endeavour International Corporation effective May 22, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endeavour International Corporation

May 23, 2013	By:	/s/ Stanley W. Farmer

Name: Stanley W. Farmer
Title: Vice President and Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description

3.1	Amendment to the Amended and Restated Bylaws of Endeavour International Corporation effective May 22, 2013.